                                                                     EXHIBIT 1.3

                                                      [MOORE & VAN ALLEN LOGO]

December 28, 2001                                     MICHAEL E. ZELLER
                                                      Attorney at Law

                                                      T 704 331 1064
Nuveen North Carolina Dividend Advantage              F 704 378 2064
 Municipal Fund 2
333 S. Wacker Drive                                   mikezeller@mvalaw.com
Chicago, Illinois 60606
                                                      MOORE & VAN ALLEN PLLC

                                                      Suite 4700
                                                      100 North Tryon Street
                                                      Charlotte, NC 28202-4003


Re:  Nuveen North Carolina Dividend Advantage Municipal Fund 2

We hereby consent to the use of our name in the Registration Statement (Form N-2, File No. 333-72306) for the Nuveen North Carolina Dividend Advantage Municipal Fund 2.

Very truly yours,

Moore & Van Allen PLLC


/s/ Michael E. Zeller

Michael E. Zeller

cc:  Ernest W. Reigel, Esq.

















                                                            Raleigh, NC
                                                            Durham, NC
                                                            Charleston, SC